Exhibit 21.1

LIST OF SUBSIDIARIES

The following are subsidiaries of Altisource Portfolio Solutions S.A. as of December 31, 2017 and the jurisdictions in which they are organized.

Name	Jurisdiction of incorporation or organization

Altisource S.à r.l.	Luxembourg
Altisource Access CA, Inc.	Delaware
Altisource Access, Inc.	Delaware
Altisource Asia Holdings Ltd. I	Mauritius
Altisource Asset Acquisition, Inc.	Delaware
Altisource Business Solutions Private Limited	India
Altisource Business Solutions S.à r.l.	Luxembourg
Altisource Business Solutions, Inc.	Philippines
Altisource Collaborative S.à r.l.	Luxembourg
Altisource Consumer Analytics S.à r.l.	Luxembourg
Altisource Document Solutions S.à r.l.	Luxembourg
Altisource Fulfillment Operations, Inc.	Delaware
Altisource Holdings, LLC	Delaware
Altisource Mortgage Solutions S.à r.l.	Luxembourg
Altisource Online Auction, Inc.	Delaware
Altisource Outsourcing Solutions S.R.L.	Uruguay
Altisource Portfolio Solutions, Inc.	Delaware
Altisource Real Estate Web Portal S.à r.l.	Luxembourg
Altisource Single Family, Inc.	Delaware
Altisource Solutions B.V.	Netherlands
Altisource Solutions, Inc.	Delaware
Altisource Spend Management S.à r.l.	Luxembourg
Altisource Technology Solutions S.à r.l.	Luxembourg
Altisource US Data, Inc.	Delaware
Association of Certified Mortgage Originators Risk Retention Group, Inc.	Nevada
Association of Certified Originators	Nevada
Beltline Road Insurance Agency, Inc.	Texas
BRS Better Neighborhoods, Inc.	Delaware
CastleLine Holdings, LLC	Delaware
CastleLine Re, Inc.	Nevada
CastleLine Risk and Insurance Services, LLC	Nevada
Equator, LLC	California
GoldenGator, LLC	Delaware
Hubzu Notes, LLC	Delaware
Hubzu USA, Inc.	Delaware
Investability Solutions, Inc.	Delaware
Nationwide Credit, Inc.	Georgia
noteXchange, LLC	Delaware
Onit Solutions, LLC	Colorado
Power Default Services, Inc.	Delaware
Premium Title Agency, Inc.	Delaware
Premium Title Insurance Agency - UT, Inc.	Utah
Premium Title of California, Inc.	California
Premium Title Services - FL, Inc.	Delaware
Premium Title Services - IL, Inc.	Delaware
Premium Title Services - Indiana, Inc.	Delaware
Premium Title Services - MD, Inc.	Delaware
Premium Title Services - MN, Inc.	Delaware

Name	Jurisdiction of incorporation or organization

Premium Title Services - MO, Inc.	Delaware
Premium Title Services - NY, Inc.	Delaware
Premium Title Services - VA, Inc.	Delaware
Premium Title Services, Inc.	Florida
PTS – Escrow, Inc.	Delaware
PTS – Texas Title, Inc.	Delaware
REALHome Services and Solutions – CT, Inc.	Connecticut
REALHome Services and Solutions, Inc.	Florida
REIsmart, LLC	Delaware
Springhouse, LLC	Missouri
The Mortgage Partnership of America, L.L.C.	Missouri
Western Progressive – Arizona, Inc.	Delaware
Western Progressive – Nevada, Inc.	Delaware
Western Progressive – Washington, Inc.	Washington
Western Progressive Trustee, LLC	Delaware